                              CONSULTING AGREEMENT
                              --------------------


          THIS AGREEMENT made as of and to have effect from the 10th day of December, 2001

BETWEEN:

          HORSEPOWER  BROADCASTING NETWORK (HBN) INTERNATIONAL LTD. Wholly owned
          ---------------------------------------------------------
          subsidiary of Sungold Entertainment Corp. a company duly incorporated under the laws of the Province of British Columbia, and hav-ing its registered and records office at Suite 500 - 666 Burrard Street, Vancouver, B.C., V6C 3P6

          (hereinafter called the "Company")

                                                               OF THE FIRST PART

AND:

          LOUIS HOP LEE of Flat 267B, Tower 2, Ronsdale Garden,
          -------------
          25 Tai Hang Drive, Jardines's Lookout, Hong Kong

          (hereinafter called the "Consultant")

                                                              OF THE SECOND PART


          WHEREAS:

A. The Horsepower(TM) virtual horseracing game is on the internet and the Company is in the business of operating the game for play for prizes and as a USD wagering site;

B. The Company and the Consultant wish to enter into a Consulting Agreement on the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.     CONSULTANT AND DUTIES
       ---------------------

1.01 The Consultant shall act and be retained by the Company to be responsible for promotion and marketing of the Horsepower(TM) 2 reciprocal partner program in Asia with special emphasis on Korea and will have the obligation, duties, authority and power to:

(a) do all acts and things as are customarily done by persons marketing an internet wagering system and all acts and things as are reasonably necessary for the efficient and proper operation and development of the reciprocal marketing program but, without limiting the generality of the foregoing, will include all matters related to the general administration of the Company which may reasonably be considered the responsibility of persons responsible for the marketing of an online wagering system; and

(b) provide management services to the Company, such services to include but not be limited to the following:

     (i) negotiations with online site operators for marketing and advertising agreements for the directing of player traffic to the Horsepower(TM) 2 wagering site. The arranging and securing of reciprocal marketing and advertising agreements for the Horsepower(TM) 2 virtual horse wagering site;

     (ii) advertising the Company to create awareness of Horsepower(TM) 2 and establish a brand name presence for Horsepower(TM) 2 in Korea including web cafes, cruise ships, airlines, racetracks, sportsbooks and other Horsepower approved locations in Korea;

     (v) supervision of partner network to maintain communications and compilation of demographic/marketing information as may be required from time to time;


1.03 In conducting his duties under this agreement, the Consultant will report to the Company's president and will act consistently with the Company directives and policies.

1.04 The Consultant will perform the duties set out above (collectively the "Services") and protect the confidentiality of all Horsepower(TM) confidential information.

2.     TERM
       ----

2.01 The effective date of this agreement is December 10, 2001 and shall be for an initial term of one year and thereafter shall continue until terminated as provided for in this agreement.

3.     REMUNERATION
       ------------

3.01 The remuneration to be paid to the Consultant for all the services rendered by him under this agreement shall be:

(a) $9,000. USD payable by 100,000 shares of Sungold Entertainment Corp. value at $.09 USD / share.

(b) a basic fee of 2 percent of net revenue received from wagering by Horsepower(TM) players directed to Horsepower(TM) by an online site introduced to Horsepower(TM) by a contract that is acceptable to Horsepower(TM) and approved in writing by Horsepower(TM).

(c) the Company, in its absolute discretion may from time to time approve additional bonuses or incentives.

3.03 The fees payable to the Consultant may be altered, by mutual agreement between the parties in writing, executed by the parties hereto, subject to any required securities regulatory approval.

4.     NON-WAIVER
       ----------

4.01 No consent or waiver, express or implied, by any party to or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure of act of the other of them, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder or of the right to then or subsequently declare a default.

5.     PRIOR AGREEMENTS
       ----------------

5.01 Save and except for the express provisions of this agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Consultant by the Company are hereby terminated and canceled.

6.     SEVERABILITY
       ------------

6.01 If any covenant or agreement herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or agreement of this Agreement or any part thereof, and any such covenant or agreement may be severed from this Agreement without affecting the remainder of the Agreement.

7.     GOVERNING LAW
       -------------

7.01 The provisions of this agreement shall be governed by and interpreted in accordance with the laws of the Country of Canada and the Kahnawake Nation

8.     NOTICE
       ------

8.01 Any notice or other communication required or permitted to be given hereunder shall be in writing and may be validly given either if delivered personally, telexed, telegrammed, sent by facsimile, or mailed by prepaid registered mail, addressed to the Consultant or to the Company at their addresses hereinbefore appearing. Any notice or other communication aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered, or if mailed as aforesaid shall be deemed to have been given or made on the second business day following the day on which it was mailed.
PROVIDED THAT if the notice is posted at the time of threatened or actual disruption in postal services whether by reason of labour dispute or otherwise, any notice so posted shall not be deemed to have been given until actually received; and if a notice is delivered on a date that is a Saturday or holiday, such notice shall be deemed to have been given on the next day that is not a Saturday or holiday. Any party to this Agreement may change its address for service form time to time by notice given in accordance with the foregoing.

9.     HEADINGS
       --------

9.01 The headings to the clauses in this agreement have been inserted as a matter of convenience and for reference only and in no way define, limit, or enlarge the scope or meaning of this agreement or any provision hereof.

10.     CONFIDENTIAL INFORMATION
        ------------------------

10.01 The parties hereto acknowledge and agree that the Consultant by virtue of his position with the Company will have access to confidential and secret information and therefore the Consultant agrees that during the term of this agreement and on termination, for any reason whatsoever, it will not divulge or utilize to the detriment of the Company any of such confidential or secret information so obtained.

11.     TERMINATION OF AGREEMENT
        ------------------------

11.01 Notwithstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Consultant may terminate this agreement in its entirety by giving the Company not less than ninety (90) days' written notice of such intention to terminate.

11.02 The Company may also terminate this agreement in its entirety, for cause by giving the Consultant not less than thirty (90) days' written notice of such intention to terminate.

12.     ARBITRATION
        -----------

12.01 Any controversy or claim arising out of or relating to this agreement or any breach of this agreement will be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British
                                            ---------------------------
Columbia).

13.     AGREEMENT VOLUNTARY AND EQUITABLE
        ---------------------------------

13.01 The Company and the Consultant acknowledge and declare that in executing this agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental hereto.

13.02 The Company and the Consultant further acknowledge and declare that they will each have carefully considered and understand the terms contained in the agreement including, but without limiting the generality of the foregoing, the Consultant's rights upon termination and the restrictions on the Consultant after termination, and acknowledge and agree that the said terms of this agreement and rights and restrictions upon termination are mutually fair and equitable, and that they execute this agreement voluntarily and of their own free will.

14.     FURTHER ASSURANCES
        ------------------

14.01 Each party will execute and deliver such further documents and instruments and will do such further acts and things as may be reasonably required to carry out the intent and meaning of this letter agreement.

15.     TIME IS OF THE ESSENCE
        ----------------------

15.01     Time is of the essence hereof.

16.     AMENDMENTS
        ----------

16.01 Except as otherwise provided herein, this letter agreement may only be modified or amended by written agreement duly executed by each party.

17.     ENTIRE AGREEMENT
        ----------------

17.01 This letter agreement and the instruments and schedules referred to herein constitute the entire agreement between the parties with respect to the subject matter of the letter agreement and supercede all prior agreements, undertakings negotiations and discussions, whether oral or written, between the parties and th4ere are no warranties, conditions, representations or other agreements between the parties in connection with the subject matter of this letter agreement, except as specifically set forth herein.

18.     SUCCESSORS AND ASSIGNS
        ----------------------

18.01 This letter agreement and everything contained herein shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

19.     INDEPENDENT ADVICE
        ------------------

The Consultant has been asked to obtain independent legal advice before signing this agreement and the Consultant represents by signing this agreement that he has obtained such advice.

20.     ACKNOWLEDGMENT
        --------------

20.01 Each of the parties to this letter agreement hereby acknowledges that has read this Letter agreement, understands it and agrees to be bound by it.

HORSEPOWER BROADCASTING NETWORK (HBN) INTERNATIONAL LTD.

Per: /s/ Kim N. Hart
     _________________________
     Kim N. Hart, President & CEO

The terms and conditions of this letter agreement are hereby accepted and agreed to this 29 day of December, 2001.
         --

LOUIS HOP LEE

Per: /s/ Louis Hop Lee
     _________________________
     Louis Hop Lee
     Authorized Signing Officer

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED          )
by Louis Hop Lee                      )
in the presence of:                   )
                                      )
/s/ Paul Gleeny                       )
--------------------------------------)
                                      )
Ritz Carlton, San Francisco           )
600 Stockton St.                      )        /s/ Louis Hop Lee
--------------------------------------)        -------------------------------
Address                               )        Louis Hop Lee

This is page 7 to that certain Consulting Agreement dated as of December 10, 2001 between HORSEPOWER BROADCASTING NETWORK (HBN) INTERNATIONAL LTD. and LOUIS HOP LEE.